UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2007

INTERNATIONAL SHIPHOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	263322	36-2989662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 North Water Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

(251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
    On September 21, 2007 International Shipholding Corporation, through it’s wholly owned subsidiary, East Gulf Shipholding, Inc., (hereinafter called the “Buyer”) entered into a SHIPSALES contract (“Agreement”) with Clio Marine Inc. to purchase one 6400 CEU (Car Equivalent Units) Newbuilding Pure Car/Truck Carrier.
            Upon signing of the Agreement, the Buyer, using available cash, paid an initial installment of approximately $13.7 million.  Future installments will be paid over the construction period with the final installment due upon delivery of the Vessel.
    The Vessel is scheduled for delivery in 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    INTERNATIONAL SHIPHOLDING CORPORATION
.

                                                           By:   /s/ Niels M. Johnsen
                                                              Niels M. Johnsen
                                                             Chairman of the Board and
                                                                     Chief Executive Officer

Date:  September 27, 2007